                                                                    EXHIBIT 99.1


[NATCO GROUP LOGO]                                                 PRESS RELEASE
2950 North Loop West, Suite 700
Houston, TX  77092
Phone: (713) 685-8062   Fax: (713) 683-7841

--------------------------------------------------------------------------------
NATCO GROUP ANNOUNCES Q3 RESULTS/REDUCES 2004 GUIDANCE          NOVEMBER 4, 2004
--------------------------------------------------------------------------------

November 4, 2004 - Houston, Texas: NATCO Group Inc. (NYSE: NTG) today announced third quarter 2004 revenues of $84.3 million and a net loss of $0.3 million, or ($0.02) per share, as compared with revenues of $65.8 million and a net loss of $0.2 million, or ($0.01) per share, for the third quarter of 2003.

The 2004 third quarter results include charges of $2.7 million, primarily related to severance expenses for the Company's former chief executive officer, and $ 0.4 million related to net foreign exchange transaction losses. Results for the third quarter of 2003 included $0.7 million of closure and severance costs related to the consolidation of certain manufacturing facilities. Excluding all such charges from their respective periods, the Company's net income available to common shareholders would have been $1.4 million, or $0.09 per share for this year's quarter compared with $0.2 million, or $0.01 per share for the same period last year.

Total segment profit for the third quarter of 2004 was $5.7 million compared with $3.4 million for the same period last year and $4.0 million for the second quarter of 2004. The increase over both periods was the result of continued strengthening in the Company's North American Operations segment.

The Company reported bookings of $61.4 million, compared with $58.6 million for the same period last year. Modestly higher bookings were the result of increased activities in the Company's North American Operations segment, offset in part by lower bookings in its Engineered Systems and Automation and Controls segments. Bookings of $244.8 million for the nine months ended September 30, 2004 represent a 32% increase over bookings for the comparable period in 2003, while backlog at September 30, 2004 of $79.1 million represents an 11% increase over the prior year.

John U. Clarke, Chairman and Interim Chief Executive Officer said, "We experienced continued improvement in our revenues as industry spending on production-related equipment and services, particularly in the North America onshore market, continues to strengthen. However, expenditures on offshore Gulf of Mexico and larger international projects have lagged the market generally, in spite of historically high prices for natural gas and oil. In addition, new bookings with Pemex came later in the quarter than expected, as the timing of this business remains difficult to predict with certainty."

Mr. Clarke continued, "Although segment profit for the quarter represents a 68% increase over the prior year and a 40% increase over the second quarter of 2004, we are not yet satisfied with our overall performance and level of profitability. As a result, management, with the support of the Company's board of directors, is reviewing incremental growth and cost management initiatives to be implemented over the next several months."

The Company is revising its guidance for the full year and expects earnings, before certain charges, to approximate $0.25 to $0.30 per share for 2004. The Company intends to provide guidance with respect to the growth and cost initiatives and 2005 earnings before year-end.

Revenues in the Company's North American Operations segment for the third quarter of 2004 were $50.9 million, a 56% increase over the prior year's quarter. Segment profit was $6.8 million compared with $2.9 million for the same period last year.

Results for the quarter benefited from a significant increase in revenue on activities, including the Lukoil project, which will be delivered by year-end, and greater throughput at the Company's CO2 separation facility where additional capacity was added at the beginning of 2004. However, gross profit as a percentage of revenues decreased during the most recent quarter to 24.7% from 26.2% last year, and 27.0% last quarter, due to a relative shift toward equipment sales during the quarter which were adversely affected by higher manufacturing costs, including increased steel prices.

Segment bookings for the quarter increased 30% to $47.6 million year-over-year, while backlog increased 75% to $34.0 over the same period. Bookings for North American Operations were buoyed by strong sales of traditional equipment in the onshore market and the continued expansion of business with Pemex late in the quarter.

Third quarter 2004 revenues and segment profit for the Company's Automation and Controls Systems segment were $14.1 million and $0.8 million, respectively, compared with $13.4 million and $1.3 million, respectively, for the third quarter of 2003. Revenues for the quarter increased modestly year-over-year, in spite of continued weakness in the Gulf of Mexico market, and the loss of several days of call-out service work due to storm-related work stoppages. Growth in revenues resulted from the run-off of a large Kazakhstan panel project. Segment profit declined, however, due to a lower average gross margin percentage resulting from a higher mix of lower margin sales of equipment in segment revenues, offset in part by lower operating expenses.

Segment bookings for the quarter declined $3.0 million year-over-year and $0.2 million from the previous quarter, to $8.1 million. The resulting backlog, as of September 30, 2004, was $5.1 million, up 49% over last September, but down nearly 50% since June 30, 2004. The decline in backlog since mid-year reflects lower panel sales activities during the third quarter 2004 and the run-off of a large Kazakhstan panel project. However, damage to Gulf of Mexico production facilities resulting from a series of summer hurricanes and a recently awarded service contract in Angola should contribute to improved financial results in the fourth quarter and beyond.

Revenues for the third quarter of 2004 for the Company's Engineered Systems segment were $20.7 million, essentially flat with last year's quarter, but down 9% from the preceding quarter due to the continuing slippage of large project awards and competition. As a result, new bookings for the third quarter were $5.7 million, down from both last year's quarterly bookings of $10.9 million and second quarter 2004 bookings of $24.8 million. Segment backlog fell to $40.1 million as of September 30, 2004 compared with $55.0 million at the end of the second quarter and $48.6 million at the end of September 2003.

Segment profit for Engineered Systems was $0.6 million for the quarter compared with $0.2 million in the third quarter of 2003. The increase in segment profit was due to lower operating expenses, resulting from cost reduction initiatives implemented since last year, offset in part by lower average gross margin percentage resulting from under-performance on several jobs by the Company's U.K.-based subsidiary. Gross margin as a percentage of revenues was 21.5% compared with 24.1% for the third quarter 2003.

Corporate and other expenses increased significantly compared with last year's quarter as a result of higher expenses for outside services primarily associated with the Company's Sarbanes-Oxley Act Section 404 implementation efforts.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 75 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

                        NATCO GROUP INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  SEPTEMBER 30,      DECEMBER 31,
                                                                                      2004               2003
                                                                                  -------------      ------------
                                                                                   (UNAUDITED)

                                           ASSETS

Current assets:
  Cash and cash equivalents ...................................................    $    1,520         $    1,751
  Trade accounts receivable, net ..............................................        76,899             70,902
  Inventories .................................................................        39,106             34,573
  Prepaid expenses and other current assets ...................................         9,457              7,770
                                                                                   ----------         ----------
        Total current assets ..................................................       126,982            114,996
Property, plant and equipment, net ............................................        35,838             37,076
Goodwill, net .................................................................        80,231             80,097
Deferred income tax assets, net ...............................................         3,357              4,290
Other assets, net .............................................................         1,424              1,269
                                                                                   ----------         ----------
        Total assets ..........................................................    $  247,832         $  237,728
                                                                                   ==========         ==========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt ......................................    $    6,526         $    5,617
  Accounts payable ............................................................        39,136             38,976
  Accrued expenses and other ..................................................        30,556             30,257
  Customer advances ...........................................................        12,348              5,527
                                                                                   ----------         ----------
        Total current liabilities .............................................        88,566             80,377
Long-term debt, excluding current installments ................................        37,976             38,003
Postretirement benefit and other long-term liabilities ........................        12,965             12,771
                                                                                   ----------         ----------
        Total liabilities .....................................................       139,507            131,151
                                                                                   ----------         ----------

Series B redeemable convertible preferred stock (aggregate
  redemption value of $15,000), $.01 par value. 15,000 shares
  authorized, issued and outstanding  (net of issuance costs) .................        14,222             14,101

Stockholders' equity:
  Preferred stock $.01 par value. Authorized 5,000,000 shares (of which 500,000 are authorized under Series A and 15,000 are authorized under Series B); no shares issued and

  outstanding (except Series B shares above) ..................................            --                 --
  Series A preferred stock, $.01 par value. Authorized 500,000
    shares; no shares issued and outstanding ..................................            --                 --
  Common stock, $.01 par value. Authorized
    50,000,000 shares; issued and outstanding 15,833,793 and
                                                                                                      15,854,067

  shares as of September 30, 2004 and December 31, 2003,
  respectively ................................................................           158                159
  Additional paid-in capital ..................................................        97,070             97,351
  Accumulated earnings ........................................................         7,620              8,115
  Treasury stock, 897,060 and 795,692 shares at cost as of
September 30,
   2004 and  December 31, 2003, respectively ..................................        (8,504)            (7,182)
  Accumulated other comprehensive loss ........................................        (2,241)            (2,127)


  Notes receivable from officers and stockholders .............................            --             (3,840)
                                                                                   ----------         ----------
        Total stockholders' equity ............................................        94,103             92,476
                                                                                   ----------         ----------
Commitments and contingencies

        Total liabilities and stockholders' equity ............................    $  247,832         $  237,728
                                                                                   ==========         ==========

                        NATCO GROUP INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED       NINE MONTHS ENDED
                                                              SEPTEMBER 30,             SEPTEMBER 30,
                                                          ----------------------    ----------------------
                                                             2004         2003         2004         2003
                                                          ---------    ---------    ---------    ---------
Revenues ..............................................   $  84,313    $  65,801    $ 229,642    $ 204,427
Cost of goods sold ....................................      65,353       49,777      176,237      156,045
                                                          ---------    ---------    ---------    ---------
          Gross profit ................................      18,960       16,024       53,405       48,382
Selling, general and administrative expense ...........      13,290       12,647       40,165       38,291
Depreciation and amortization expense .................       1,312        1,167        4,051        3,651
Closure and other .....................................       2,677          722        2,762          947
Interest expense ......................................         903          950        2,709        3,089
Write-off of unamortized loan costs ...................          --           --          667           --
Interest cost on postretirement benefit liability .....         225          209          675          628
Interest income .......................................          (5)         (42)        (111)        (141)
Other, net ............................................         420          (74)       1,394          830
                                                          ---------    ---------    ---------    ---------
     Income before income taxes and cumulative
      effect of change in accounting principle ........         138          445        1,093        1,087
Income tax provision ..................................          85          255          463          499
                                                          ---------    ---------    ---------    ---------
     Net income before cumulative effect of change
         in accounting principle ......................          53          190          630          588
Cumulative effect of change in accounting principle
    (net of tax benefit of $18 in 2003) ...............          --           --           --           34
                                                          ---------    ---------    ---------    ---------
          Net income ..................................   $      53    $     190    $     630    $     554
Preferred stock dividends .............................         375          378        1,125          777
                                                          ---------    ---------    ---------    ---------
          Net income (loss) available to common
               stockholders ...........................   $    (322)   $    (188)   $    (495)   $    (223)
                                                          =========    =========    =========    =========

Earnings per share--basic:
Net income (loss) before cumulative effect of
    change in accounting principle ....................   $   (0.02)   $   (0.01)   $   (0.03)   $   (0.01)


Cumulative effect of change in accounting principle ...          --           --           --           --
                                                          ---------    ---------    ---------    ---------
          Net income (loss) ...........................   $   (0.02    $   (0.01)   $   (0.03)   $   (0.01)
                                                          =========    =========    =========    =========

Earnings per share--diluted:
Net income (loss) before cumulative effect of
    change in accounting principle ....................   $   (0.02)   $   (0.01)   $   (0.03)   $   (0.01)


Cumulative effect of change in accounting principle ...          --           --           --           --
                                                          ---------    ---------    ---------    ---------
          Net (loss) income ...........................   $   (0.02)   $   (0.01)   $   (0.03)   $   (0.01)
                                                          =========    =========    =========    =========

Basic weighted average number of shares of
    common stock outstanding ..........................      15,770       15,854       15,867       15,836
Diluted weighted average number of shares
    of common stock outstanding .......................      15,770       15,854       15,867       15,836

                        NATCO GROUP INC. AND SUBSIDIARIES

                          UNAUDITED SEGMENT INFORMATION
                                 (IN THOUSANDS)

                                                Three Months Ended
                                     -------------------------------------       Nine Months Ended
                                          September 30,           June 30,         September 30,
                                     -----------------------     ----------    -------------- --------
                                        2004          2003          2004          2004          2003
                                     ---------     ---------     ----------    ---------     ---------
Revenue:
North American Operations ........   $  50,912     $  32,717     $  42,076     $ 130,494     $  92,289
Engineered systems ...............      20,738        20,837        22,674        67,520        74,144
Automation & Control Systems .....      14,143        13,404         9,682        35,443        42,652
Eliminations .....................      (1,480)       (1,157)       (1,085)       (3,815)       (4,658)
                                     ---------     ---------     ---------     ---------     ---------
Total revenue ....................   $  84,313     $  65,801     $  73,347     $ 229,642     $ 204,427
                                     =========     =========     =========     =========     =========

Gross profit:
North American Operations ........   $  12,590     $   8,566     $  11,357     $  34,965     $  24,180
Engineered Systems ...............       4,456         5,029         4,556        13,260        16,819
Automation & Control Systems .....       1,914         2,429         1,718         5,180         7,383
Eliminations .....................          --            --            --            --            --
                                     ---------     ---------     ---------     ---------     ---------
Total gross profit ...............   $  18,960     $  16,024     $  17,631     $  53,405     $  48,382
                                     =========     =========     =========     =========     =========

Gross profit % of revenue:
North American Operations ........        24.7%         26.2%         27.0%         26.8%         26.2%
Engineered Systems ...............        21.5%         24.1%         20.1%         19.6%         22.7%
Automation & Control Systems .....        13.5%         18.1%         17.7%         14.6%         17.3%
Total gross profit % of revenue ..        22.5%         24.4%         24.0%         23.3%         23.7%
Operating expenses:
North American Operations ........   $   5,834     $   5,675     $   6,047     $  18,055     $  17,257
Engineered Systems ...............       3,832         4,837         3,972        12,231        14,569
Automation & Control Systems .....       1,098         1,175         1,155         3,413         3,562
Corporate and other ..............       2,526           960         2,410         6,466         2,903
                                     ---------     ---------     ---------     ---------     ---------
Total operating expenses .........   $  13,290     $  12,647     $  13,584     $  40,165     $  38,291
                                     =========     =========     =========     =========     =========

Segment profit:
North American Operations ........   $   6,756     $   2,891     $   5,310     $  16,911     $   6,923

Engineered Systems ...............         624           192           584         1,028         2,250
Automation & Control Systems .....         816         1,254           563         1,767         3,821
Corporate and other ..............      (2,526)         (960)       (2,410)       (6,466)       (2,903)
                                     ---------     ---------     ---------     ---------     ---------
Total segment profit .............   $   5,670     $   3,377     $   4,047     $  13,240     $  10,091
                                     =========     =========     =========     =========     =========

Bookings:
North American Operations ........   $  47,600     $  36,572     $  46,234     $ 148,170     $  96,665
Engineered Systems ...............       5,739        10,915        24,775        62,373        51,347
Automation & Control Systems .....       8,106        11,110         8,296        34,258        37,771
                                     ---------     ---------     ---------     ---------     ---------
Total bookings ...................   $  61,445     $  58,597     $  79,305     $ 244,801     $ 185,783
                                     =========     =========     =========     =========     =========


                                     As of September 30,
                                     --------------------      As of June 30,
                                       2004           2003          2004
                                     --------      ---------   --------------
Backlog:
North American Operations ........   $ 33,957         19,420     $  36,812
Engineered Systems ...............     40,074         48,636        55,024
Automation & Control Systems .....      5,078          3,399        10,142
                                     --------      ---------     ---------
Total backlog ....................   $ 79,109      $  71,455     $ 101,978
                                     ========      =========     =========

                        NATCO GROUP INC. AND SUBSIDIARIES

           UNAUDITED RECONCILIATION OF EARNINGS AND EARNINGS PER SHARE
                            TO NON-GAAP DISCLOSURES
                                 (IN THOUSANDS)

                                                    FOR THE QUARTER ENDED SEPTEMBER 30, 2004
                                                   ------------------------------------------
                                                     INCOME         SHARES         PER-SHARE
                                                   (NUMERATOR)   (DENOMINATOR)      AMOUNT
                                                   -----------   -------------     ----------
                                                        (UNAUDITED, IN THOUSANDS, EXCEPT
                                                              PER SHARE AMOUNTS)
Net income ....................................     $    53
Certain adjustments:
   Closure and other ..........................       2,677
   Loss on foreign exchange, net(1) ...........         372
   Tax effect of certain adjustments(2) .......      (1,293)
                                                    -------
Adjusted net income ...........................     $ 1,809
Preferred stock dividends accrued .............        (375)
                                                    -------
   Income available to common shareholders
      (adjusted for certain items) ............     $ 1,434
                                                    =======

BASIC EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders .......     $ 1,434         15,770         $  0.09
                                                                                   =======

EFFECT OF DILUTIVE SECURITIES
Stock Options .................................          --             90
                                                    -------        -------
DILUTED EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders .......     $ 1,434         15,860         $  0.09
                                                    =======        =======         =======

                                                    FOR THE QUARTER ENDED SEPTEMBER 30, 2004
                                                   ------------------------------------------
                                                     INCOME         SHARES         PER-SHARE
                                                   (NUMERATOR)   (DENOMINATOR)      AMOUNT
                                                   -----------   -------------     ----------
                                                        (UNAUDITED, IN THOUSANDS, EXCEPT
                                                              PER SHARE AMOUNTS)
Net income ....................................     $   190
Certain adjustments:
   Closure and other ..........................         722
   Loss on foreign exchange, net(1) ...........          --
   Tax effect of certain adjustments(2) .......        (331)
                                                    -------
Adjusted net income ...........................     $   581
Preferred stock dividends accrued .............        (378)
                                                    -------
   Income available to common shareholders
      (adjusted for certain items) ............     $   203

BASIC EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders .......     $   203         15,854         $   .01
                                                                                   =======

EFFECT OF DILUTIVE SECURITIES
Stock options .................................          --             85
                                                    -------         -------

DILUTED EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders .......     $   203         15,939         $   .01
                                                    =======        =======         =======

(1)      Included in Other Expense, Net in the accompanying income statement.
(2)      Calculated at the effective tax rate.